UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 115
Oakland, California		94601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	LOGC	OTCQB
Preferred Stock Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2025, Brett Just, Chief Financial Officer of ContextLogic Inc. (the “Company”), provided notice of his intention to resign from the Company, effective June 30, 2025 (the “Effective Date”). Mr. Just’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Just is entitled to certain benefits set forth in the Executive Severance and Change in Control Agreement he previously entered into with the Company and as previously disclosed by the Company. These benefits include a lump sum cash payment equal to six (6) months of Mr. Just’s base salary, an additional lump sum cash payment equal to six (6) months of his benefits premiums, and accelerated vesting of his outstanding time-based equity awards.

On June 24, 2025, the Company also announced the appointment of Michael Scarola as Chief Financial Officer, effective as of the Effective Date. Mr. Scarola has developed a wide-array of back-office skills and knowledge from his role as Chief Financial Officer, Chief Operating Officer, and Chief Compliance Officer of Altai Capital over his 17-year career. At Altai Capital, Mr. Scarola is primarily responsible for all non-investment functions including fund accounting, compliance, operations, legal, information technology and investor relations. Before joining Altai Capital in March 2011, Mr. Scarola previously worked at KPMG as an Associate in the Financial Services Taxation practice. He received a Bachelor of Science degree in Commerce with Concentrations in Accounting and Finance from the University of Virginia, McIntire School of Commerce in 2008. Mr. Scarola is also a Certified Public Accountant.

In connection with Mr. Scarola’s appointment and pursuant to the terms of an offer letter entered into with Mr. Scarola (the “Offer Letter”) and approved by the Board, Mr. Scarola will receive a base salary of $450,000 per year. Pursuant to the terms of the Offer Letter, the Board will award Mr. Scarola restricted stock units (“RSUs”) for the number of shares of the Company’s Class A Common Stock (“Common Stock”) equal to an aggregate target value of $179,000 divided by the average closing price of a share of the Company’s Common Stock as reported on Nasdaq and OTCQB during the during the 30-trading-day period preceding the effective date, rounded down to the nearest whole share. The RSUs will vest over time based on Mr. Scarola’s continuous service, with 50% of the RSUs vesting on November 15, 2025 and the remaining 50% of the RSUs vesting on May 15, 2026, subject to Mr. Scarola’s continuous service.

In addition, Mr. Scarola entered into an indemnification agreement with the Company in substantially the form entered into with other officers of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 99.1	Form of Indemnification Agreement Press release issued by ContextLogic Inc. on June 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	June 25, 2025	By:	/s/ Rishi Bajaj
Rishi Bajaj Chief Executive Officer Principal Executive Officer